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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 1996, with respect to the consolidated financial statements of PeopleSoft, Inc. included in the Amendment No. 1 to the Registration Statement (Form S-4 No. 333-12815) and related Prospectus of PeopleSoft, Inc. and the Consent Solicitation Statement of
Red Pepper Software Company for the registration of 2,710,380 shares of the common stock.

                                             ERNST & YOUNG LLP

Walnut Creek, California
October 1, 1996